     As filed with the Securities and Exchange Commission on March __, 1999

                                                      Registration No. 333-**
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                           ---------------------------


                            PHARMACIA & UPJOHN, INC.
               (Exact name of company as specified in its charter)


              Delaware                            98-0155411
  (State or Other Jurisdiction of      (I.R.S. Employer Identification No.)
   Incorporation or Organization)


          95 Corporate Drive
        Bridgewater, New Jersey                    08807-0995
(Address of principal executive offices)           (Zip Code)

                            Pharmacia & Upjohn, Inc.
                            Equity Compensation Plan
                            (Full title of the plan)

                                 Don W. Schmitz
                   Vice President, Associate General Counsel &
                               Corporate Secretary
                            Pharmacia & Upjohn, Inc.
                               95 Corporate Drive
                       Bridgewater, New Jersey 08807-0995
                     (Name and address of agent for service)

                                 (908) 306-4400
          (Telephone number, including area code, of agent for service)

                           ---------------------------


                         Copy of all communications to:
                             Robert J. Lichtenstein
                           Morgan, Lewis & Bockius LLP
                               1701 Market Street
                      Philadelphia, Pennsylvania 19103-2921
                                 (215) 963-5000

                                          CALCULATION OF REGISTRATION FEE
=======================================================================================================================
                                                 Proposed maximum      Proposed maximum
    Title of securities       Amount to be        offering price          aggregate                   Amount of
     to be registered        registered (1)       per share (2)       offering price (2)       registration fee (2) (3)
------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01            4,000,000            $56.65625            $226,625,000                 $63,001.75
par value
=======================================================================================================================

(1) This Registration Statement covers shares of Common Stock of Pharmacia & Upjohn, Inc. which may be offered or sold pursuant to the Pharmacia & Upjohn, Inc. Equity Compensation Plan. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the"Securities Act"), this Registration Statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.
(2) Estimated pursuant to Paragraphs (c) and (h) of Rule 457 under the Securities Act, solely for the purpose of calculating the registration fee, based upon the average of the high and low sales prices of shares of the Company's Common Stock on March 12, 1999, as reported on the New York Stock Exchange.
(3) The registration fee of $63,001.75 is included in a wire of $220,506.13 from the Company.
================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENTS

Item 3.       Incorporation of Documents by Reference.

              The following documents filed with the U.S. Securities and Exchange Commission (the "Commission") by Pharmacia & Upjohn, Inc. (the "Company") (File No. 1-11557) pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this Form S-8 Registration Statement (the "Registration Statement") and made a part hereof:

              1. The Company's Annual Report on Form 10-K for the year ended December 31, 1997 (the "1997 10-K");

              2. The Company's Quarterly Reports on Form 10-Q for the periods ended March 31, 1998, June 30, 1998 and September 30, 1998; and

              3. The description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed on October 24, 1995.

              All documents and reports filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified shall not be deemed to constitute a part of the Registration Statement except as so modified and any statement so superseded shall not be deemed to constitute a part of this Registration Statement.

Independent Public Accountants

              The consolidated balance sheets of the Company as of December 31, 1997 and 1996, and the consolidated statements of earnings, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1997, which have been incorporated by reference in this Prospectus, have been included and incorporated by reference herein in reliance on the report of PricewaterhouseCoopers LLP, independent public accountants, given on the authority of that firm as experts in auditing and accounting. With respect to the unaudited interim financial information for the three-month periods ended March 31, 1998 and 1997, the six-month periods ended June 30, 1998 and 1997 and the nine-month periods ended September 30, 1998 and 1997, incorporated by reference in this prospectus, the independent public accountants have reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate review reports included in the Company's quarterly reports on Form 10-Q for the quarters ended March 31, 1998 and 1997, June 30, 1998 and 1997 and September 30, 1998 and 1997, and incorporated by reference herein, state that they did not audit and they do not express opinions on that interim financial information. Accordingly, the degree of reliance on their review reports on such information should be restricted in light of the limited nature of the review procedures applied. The accountants are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because those reports are not a "report" or a "part" of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.

Item 4.       Description of Securities.

              Not Applicable

Item 5.       Interests of Named Experts and Counsel.

              Not Applicable

Item 6.       Indemnification of Directors and Officers.

              Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. The Company's Certificate of Incorporation and Bylaws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. In addition, the Company has entered into Indemnification Agreements with its executive officers and directors. The Company has also purchased and maintained insurance for its officers, directors, employees or agents against liabilities which an officer, a director, an employee or an agent may incur in his capacity as such.

Item 7.       Exemption from Registration Claimed.

              Not Applicable

Item 8.       Exhibits.


    Exhibit Numbers                                    Exhibit
--------------------------------------------------------------------------------------------
          4              Restated Certificate of Incorporation and Restated By-laws of
                         Pharmacia & Upjohn, Inc. (incorporated by reference to Exhibits 4.1 and 4.2 to Pharmacia & Upjohn, Inc.'s Registration Statement on
                         Form S-8 filed May 3, 1996)

          5.1            Opinion of Morgan, Lewis & Bockius LLP

         15              Awareness Letter from PricewaterhouseCoopers LLP

         23.1            Consent of PricewaterhouseCoopers LLP

         23.2            Consent of Morgan, Lewis & Bockius LLP (included as part of
                         Exhibit 5.1)

         24          Power of Attorney (included as part of the signature page)

         99.1        Pharmacia & Upjohn, Inc. Equity Compensation Plan


Item 9.       Undertakings.

              The undersigned hereby undertakes:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
              Statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

              provided, however, that subparagraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

              The undersigned company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bridgewater, State of New Jersey on this 18th day of March, 1999.


                            PHARMACIA & UPJOHN, INC.


                            By:  /s/Fred Hassan
                                 ---------------------------------------------
                                 Name:  Fred Hassan
                                 Title:  President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by or on behalf of the following persons in the capacities and on the dates indicated.

         Each person, in so signing, also makes, constitutes and appoints Fred Hassan, Christopher Coughlin and Richard Collier, and each such officer acting singly, his true and lawful attorney-in-fact, in his name, place and stead to execute and cause to be filed with the Securities and Exchange Commission any or all amendments to this Registration Statement, with all exhibits and any and all documents required to be filed with respect thereto, and to do and perform each and every act and thing necessary to effectuate the same.


Name                                              Title                                   Date
----                                              -----                                   ----
/s/Fred Hassan                                    President and Chief Executive           March 18, 1999
-----------------------------                     Officer
Fred Hassan

-----------------------------                     Executive Vice President and            March   , 1999
Christopher Coughlin                              Chief Financial Officer
                                                  (Principal Financial Officer)

-----------------------------                     Senior Vice President (Principal        March   , 1999
Robert Thompson                                   Accounting Officer)

/s/Richard H. Brown                               Director                                March 18, 1999
-----------------------------
Richard H. Brown

-----------------------------                     Director                                March   , 1999
Frank C. Carlucci

/s/Gustaf A.S. Douglas                            Director                                March 18, 1999
-----------------------------
Gustaf A.S. Douglas

/s/M. Kathryn Eickhoff                            Director                                March 18, 1999
-----------------------------
M. Kathryn Eickhoff


/s/J. Soren Gyll                                  Director                                March 18, 1999
-----------------------------
J. Soren Gyll

/s/R.L. Berthold Lindquist                        Director                                March 18, 1999
-----------------------------
R.L. Berthold Lindquist

/s/Olf G. Lund                                    Director                                March 18, 1999
-----------------------------
Olf G. Lund

/s/C. Steven McMillan                             Director                                March 18, 1999
-----------------------------
C. Steven McMillan

/s/William U. Parfet                              Director                                March 18, 1999
-----------------------------
William U. Parfet

/s/Ulla B. Reinius                                Director                                March 18, 1999
-----------------------------
Ulla B. Reinius

/s/Bengt Samuelsson                               Director                                March 18, 1999
-----------------------------
Bengt Samuelsson


                                INDEX TO EXHIBITS

    Exhibit Numbers                                   Exhibit
---------------------------------------------------------------------------------------------
          4              Restated Certificate of Incorporation and Restated By-laws of
                         Pharmacia & Upjohn, Inc. (incorporated by reference to Exhibits 4.1 and 4.2 to Pharmacia & Upjohn, Inc.'s Registration Statement of
                         Form S-8 filed May 3, 1996)

          5.1            Opinion of Morgan, Lewis & Bockius LLP

         15              Awareness Letter from PricewaterhouseCoopers LLP

         23.1            Consent of PricewaterhouseCoopers LLP

         23.2            Consent of Morgan, Lewis & Bockius LLP (included as part of
                         Exhibit 5.1)

         24              Power of Attorney (included as part of the signature page)

         99.1            Pharmacia & Upjohn, Inc. Equity Compensation Plan
